EXHIBIT 10

Dated 14th December 2010

CHINA FORESTRY, INC.
(as Vendor)

and

LAND SYNERGY LIMITED
(as Purchaser)

SALE AND PURCHASE AGREEMENT

relating to the share capital of

JIN YUAN GLOBAL LIMITED (“Jin Yuan”)

THIS AGREEMENT is made the 14th day of December 2010

BETWEEN

CHINA FORESTY, INC., a company incorporated in Nevada of United States with limited liability and having its business office at Room 517, No. 18 Building, Nan Gang Ji Zhong District, Hi-Tech Development Zone, Harbin City, Heilongjiang Province, People’s Republic of China (the "Vendor")

AND

LAND SYNERGY LIMITED, a company incorporated in British Virgin Islands with limited liability and having its registered office at Palm Groove House, PO Box 438, Road Town, Tortola, British Virgin Islands (the "Purchaser")

WHEREAS

1.
Jin Yuan Global Limited (hereinafter as “Jin Yuan”) is a company incorporated in Hong Kong having its registered office at Room 602, 6/F East Town Building, 41 Lockhart Road, Hong Kong and with an authorised share capital of 10,000 shares with nominal value of HK$1.00. Jin Yuan has no other subsidiary except all the fully paid share capital of Harbin Senrun Forestry Development Co. Ltd., a company under the laws of People’s Republic of China; among which 49% is held on trust by Han De Gong pursuant to a trust and indemnity agreement dated March 10, 2007.

2.	The Vendor legally and beneficially owns 100% of the issued and fully paid shares of Jin Yuan.

3.	The Vendor has agreed to sell, and the Purchaser has agreed to purchase 100% of the Jin Yuan’s issued and outstanding registered shares (the “Shares”) upon the terms set out in this Agreement.

NOW IT IS AGREED:

1.           INTERPRETATION

1.1	In this Agreement, including the Introduction and the Schedules, unless the context otherwise requires, the following terms shall have the following meanings:

"Business Day"	a day (other than a Saturday or a Sunday) on which banks are generally open for business in Hong Kong;

“Closing Date”	The term defined in Clause 3;

“Jin Yuan”	Jin Yuan Global Limited, details of which are set out in Schedule 1;

"Hong Kong"	the Hong Kong Special Administrative Region of the PRC;

“US”	United States of America

“HK$”	Hong Kong Dollar, the currency of Hong Kong

“USD”	US Dollar, the currency of United States of America

1.2
In this Agreement, unless the context otherwise requires, any reference to a "Clause" or a "Schedule" or an "Appendix" is a reference to a clause, a schedule or an appendix of this  Agreement  and,  unless  otherwise  indicated,  includes  all  the  sub-clauses  of  that clause.

1.3
In this Agreement, words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

1.4	The headings and the table of contents in this Agreement are for convenience only and shall not affect its interpretation.

1.5
References herein to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provision of which they are re-enactments (whether with or without modification) and any subordinate legislation made under provisions.

2.           SALE AND PURCHASE

2.1
Subject to the terms and conditions stated herein, Vendor shall sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser shall purchase and acquire from Vendor on the Closing Date, all of the Shares. The purchase price to be paid by the Purchaser on the Closing Date for all of the Shares is USD 2,000 (the “Consideration”) for the transfer of the Shares, payable in accordance with Clause 3.1(b) hereof.

The Shares shall be free from all rights of pre-emption, options, liens, claims, equities, charges, encumbrances or third-party rights of any nature and with all dividends, benefits and other rights now or hereafter becoming attached or accruing thereto as from the date of this Agreement.

3.           CLOSING DATE; EFFECTIVE DATE

3.1
The Vendor shall deliver to the Purchaser certain documents on the December 14, 2010 (the “Closing Date”) at Room 1001, 10/F Changzen Center East Tower, 108 Tiyu Dong Road, Guangzhou City, People’s Republic of China at which time all of the following business shall be transacted:

(a)	the Vendor shall deliver to the Purchaser:

(i)	duly passed and signed copies of the resolutions of the Vendor and Jin Yuan;

(ii)	all relevant share certificates in respect of Jin Yuan Global Limited; and

(iii)
(if applicable) certified true copies of any power of attorney or other authority pursuant to which this Agreement and any document referred to above may have been executed and such other documents as the Purchaser may require to give good title to the Shares and to enable the Purchaser or such party as it nominates to be registered as the holders thereof.

(b)	the Purchaser shall deliver to the Vendor the Consideration for the transfer of the Shares.

3.2
If the Vendor on the one hand or the Purchaser on the other shall be unable to comply with any of their respective obligations under Clause 3 on or before the Closing Date the party not in default may:

(a)	defer Closing to a date not more than 90 days after the Closing Date (and so that the provisions of this 3.1(a) shall apply to Closing as so deferred); or

(b)	proceed to Closing so far as practicable

without prejudice, in each case, to that party's rights (whether under this Agreement generally or under this Clause) to the extent that the other party shall not have complied with their obligations thereunder.

3.3
The  Closing of the sale and purchase of the Shares shall occur on the completion of Clause 3.1 (a) or the additional requirements of any Rules under the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

3.4
Notwithstanding the actual Closing Date, the Vendor and Purchaser mutually agree that the effective date of the sale and purchase of the Share, for all tax and accounting purposes, shall be the signing date of this Agreement (the “Effective Date”). Commencing on the Effective Date, the Purchaser shall have the sole and exclusive right to supervise and manage the business operations of Jin Yuan, including but not limiting to the collection of revenues and payment of expenses and accrued liabilities, and shall have the sole and exclusive financial benefit, if any, and economic risk, if any, of those operations. From and after the Effective  Date, Vendor shall have no interest whatsoever in the business operations of the Jin Yuan, and Purchaser agrees to indemnify, defend and hold harmless the Vendor from any liability with respect thereto.

4.          REPRESENTATION AND WARRANTY OF PURCHASER

4.1
Purchaser hereby represents and warrants to Vendor that the Purchaser is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for sale in  connection  with,  any  distribution  of  such  Shares,  nor  with  any  present  intention  of distributing or selling such Shares, except insofar as such Shares are included in a public offering registered pursuant to the Securities Act of 1933, as amended, or the disposition thereof is exempt from such registration. Purchaser understands that the Shares have not been registered under U.S. securities laws and that such Shares are being offered and sold to Purchaser pursuant to a claimed exemption from the registration requirements of such laws.

5.          GENERAL

5.1
Each party shall at all times keep confidential and not directly or indirectly make or allow any disclosure or use to be made of any information in its possession relating to any other party or to the existence or subject matter of this Agreement, except to the extent required by law or with the consent of the relevant party (which consent shall not be unreasonably withheld).

5.2	Each party shall bear its own legal and professional fees, costs and expenses incurred in connection with this Agreement.

5.3	Any stamp duty payable on the sale and purchase of the Shares shall be borne by the Purchaser absolutely.

5.4	Time shall be of the essence of this Agreement.

5.5
This Agreement shall be binding on and shall ensure for the benefit of the successors and assigns of the parties hereto but shall not be capable of being assigned by either party without the prior written consent of the other.

5.6	This Agreement, and the documents referred to in it, constitute the entire agreement, and supersedes any previous agreement, between the parties in relation to the subject matter of this Agreement.

5.7
All  provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Closing except in respect of those matters then already performed.

5.8
No delay or failure by a party to exercise or enforce (in whole or in part) any right provided by this Agreement or by law shall operate as a release or waiver, or in any way limit that party's ability to further exercise or enforce that, or any other, right. A waiver of any breach of any provision of this Agreement shall not be effective, or implied, unless that waiver is in writing and is signed by the party against whom that waiver is claimed.

5.9
Each party shall at its own cost, execute and do all acts, documents and things (reasonably within its powers) as may reasonably be required by any other party so as to vest beneficial and registered unencumbered ownership of the Shares in the Purchaser and otherwise to implement the terms of this Agreement whether before or after Closing.

5.10
No amendment to this Agreement will be effective unless it is in writing and signed by all the parties. No consent or approval to be given pursuant to this Agreement will be effective unless it is in writing and signed by the relevant party.

5.11	The parties acknowledge and agree that in the event of a default by any party in the performance of their respective obligations under this Agreement, the non-defaulting party shall have the right to obtain specific performance of the defaulting party's obligations. Such remedy to be in addition to any other remedies provided under this Agreement or at law.

5.12
On termination of this Agreement, each party's rights and obligations will immediately cease provided that such termination shall not affect any accrued rights and obligations of the parties which are expressed to relate to any period following termination nor shall it effects any accrued rights and obligations of the parties as at the date of termination.

6.         GOVERNING LAW

6.1
This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong, and the parties hereto hereby submit to the non-exclusive jurisdiction of the Courts of Hong Kong in connection herewith but this Agreement may be enforced in any court of competent jurisdiction.

[EMPTY PAGE BELOW]

SCHEDULE 1

COMPANY

Company Name	:	JIN YUAN GLOBAL LIMITED

C.I. Number	:	1089676

Place of Incorporation	:	Hong Kong

Date of Incorporation	:	November 22, 2006

Authorised Share Capital	:	1 shares with nominal value HK$1.00

Registered and beneficial Shareholders	:	100% China Forestry, Inc

EXECUTION PAGE

SIGNED by Tian Yuan	)
for and on behalf of	)
CHINA FORESTY, INC	)	For and on behalf of
	)	CHINA FORESTRY INC
)
in the presence of:	)
)
)
)
	)	/s/ TIAN Yuan
)
)
)
	)	For and on behalf of
SIGNED by ZHOU Yong Wen	)	Land Synergy Limited
LAND SYNERGY LIMITED	)
)
in the presence of:	)
)
)
)
	)	/s/ ZHOU Yong Wen
)